Exhibit 99.2
INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)

						Q3 FY 06
						v
	Q3 FY 06	Q4 FY 06	Q1 FY 07	Q2 FY 07	Q3 FY 07	Q3 FY 07
Occupancy	52%	60%	70%	82%	65%	13%
ADR	$171	$165	$209	$181	$166	$(5)
Hotel Revenue	$2,266	$2,418	$3,690	$3,887	$2,716	$405
Hotel Gross Profit %	19%	19%	36%	72%	63%	44%

Slot Drop	$223,393	$219,992	$258,783	$261,650	$211,774	$(11,619)
Gross Slot Revenue	$15,871	$15,015	$19,468	$20,022	$15,888	$17
Gross Win Per Day Per Machine	$114	$122	$141	$145	$115	$1
Hold Percent	7%	7%	7%	7%	8%	1%

Table Drop	$10,958	$10,353	$14,238	$13,887	$10,952	$(6)
Gross Table Game Revenue	$2,160	$2,590	$2,656	$2,509	$2,175	$15
Gross Win Per Day Per Table	$500	$542	$697	$656	$503	$3
Hold Percent	20%	25%	19%	18%	20%	0%
Gross Gaming Revenue	$18,373	$18,842	$22,480	$22,859	$18,400	$27
Gaming Gross Profit %	78%	77%	80%	83%	79%	1%

Recreation and Other	$1,821	$1,214	$799	$1,875	$4,333	$2,512
Recreation and other Gross Profit %	45%	38%	38%	71%	76%	31%

Retail Revenue	$2,251	$2,430	$3,875	$3,009	$2,851	$600
Retail GP	$208	$171	$461	$470	$703	$495
Retail Gross Profit %	9%	7%	12%	16%	33%	24%

Food, Beverage and Banquet Revenue	$2,858	$2,508	$3,449	$3,751	$3,283	$425
F&B GP	$(234)	$(942)	$(435)	$268	$31	$265
F&B Gross Profit %	-8%	-38%	-13%	7%	1%	9%

Net Revenue	$25,683	$25,882	$32,181	$33,322	$28,621	$2,938
FTE’s	925	908	951	951	935	10
Division (Direct expenses)	$11,007	$11,525	$13,594	$11,466	$11,208	$201
Marketing, G&A, Shared Services, and Pre-opening costs	$7,493	$11,043	$8,150	$10,695	$8,928	$1,435
Depreciation	$4,465	$4,491	$4,511	$4,563	$4,502	$37
Operating Expenses	$22,934	$27,059	$26,252	$26,723	$24,539	$1,605
Operating Income (Loss)	$2,749	$(1,177)	$5,769	$6,599	$4,082	$1,333
EBITDA	$7,164	$3,347	$10,280	$11,222	$8,584	$1,420
Net Income	$(4,616)	$(6,891)	$(837)	$88	$(2,537)	$2,079
Operating Income (Loss) % of net revenue	10.7%	-4.5%	17.9%	19.8%	14.3%	3.5%
EBITDA % of net revenue	27.9%	12.9%	31.9%	33.7%	30.0%	2.09%

Direct/Divisional Profit % of net revenue	57%	55%	58%	66%	61%	4%
Unrestricted Cash	$13,799	$16,768	$12,970	$16,847	$9,702	$(4,097)

Total Cash	$34,907	$34,940	$31,197	$17,011	$9,072	$(25,205)

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